FOR IMMEDIATE RELEASE
NEWS RELEASE

Pacira BioSciences Reports First Quarter 2021 Financial Results and Business Update

-- EXPAREL average daily sales at 115% of the prior year first quarter--
-- Conference call today at 8:30 a.m. ET --

PARSIPPANY, N.J., May 4, 2021 - Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to non-opioid pain management and regenerative health solutions, today reported financial results for the first quarter of 2021.

First Quarter 2021 Financial Highlights

•Total revenues of $119.0 million
•GAAP net income of $10.4 million, or $0.24 per share (basic) and $0.23 (diluted)
•Non-GAAP Adjusted EBITDA of $36.2 million

“2021 is off to a terrific start with notable progress taking place across all areas of our business,” said Dave Stack, chairman and chief executive officer of Pacira BioSciences. “The launch of EXPAREL for pediatric patients is going exceptionally well and already garnering a high level of receptivity and enthusiasm from key opinion leaders at the top children’s hospitals. We continue to see expanding utilization of EXPAREL-based nerve and field blocks as a cornerstone of low- or no-opioid protocols that enable accelerated recovery and surgical migration to the outpatient setting, as evidenced by EXPAREL consistently outpacing the elective surgery market. In addition, commercial enhancements for iovera° are taking hold and driving a substantial increase in sales and ordering accounts.”

“The Pacira Innovation and Training Center of Tampa is addressing the market’s significant demand for effective, long-acting opioid-sparing pain management strategies through a robust offering of live and virtual programs for both EXPAREL and iovera°. Looking ahead, we remain well-positioned to continue to deliver strong top- and bottom-line growth as the COVID crisis recedes and the elective surgery market normalizes,” concluded Mr. Stack.

First Quarter 2021 Financial Results
•Total revenues were $119.0 million in the first quarter of 2021, versus the $105.7 million reported for the first quarter of 2020.
•EXPAREL net product sales were $114.7 million in the first quarter of 2021, versus the $101.3 million reported for the first quarter of 2020.

•First quarter 2021 iovera° net product sales were $3.3 million, versus the $2.3 million reported for the first quarter of 2020.
•Sales of bupivacaine liposome injectable suspension to a third-party licensee for use in veterinary practice were $0.8 million in the first quarter of 2021, versus the $1.2 million in the first quarter of 2020.
•First quarter 2021 royalty revenues were $0.3 million, versus the $0.9 million in the first quarter of 2020.
•Total operating expenses were $99.6 million in the first quarter of 2021, compared to $88.6 million in the first quarter of 2020.
•Research and development (R&D) expenses were $15.9 million in the first quarter of 2021, compared to $15.8 million in the first quarter of 2020. R&D expenses include $4.7 million and $6.6 million of product development and manufacturing capacity expansion costs in the first quarters of 2021 and 2020, respectively.
•Selling, general and administrative (SG&A) expenses were $48.5 million in the first quarter of 2021, compared to $44.8 million in the first quarter of 2020.
•GAAP net income was $10.4 million, or $0.24 per share (basic) and $0.23 (diluted), in the first quarter of 2021, compared to GAAP net income of $8.2 million, or $0.19 per share (basic and diluted), in the first quarter of 2020.
•Non-GAAP net income was $24.5 million, or $0.56 per share (basic) and $0.53 (diluted), in the first quarter of 2021, compared to non-GAAP net income of $22.8 million, or $0.54 per share (basic) and $0.53 (diluted), in the first quarter of 2020.
•Adjusted EBITDA was $36.2 million in the first quarter of 2021, compared to adjusted EBITDA of $26.9 million in the first quarter of 2020.
•Pacira ended the first quarter of 2021 with cash, cash equivalents, short-term and long-term investments (“cash”) of $625.0 million. Cash provided by operations was $12.1 million in the first quarter of 2021, compared to $6.2 million in the first quarter of 2020.
•Pacira had 43.8 million basic and 46.0 million diluted weighted average shares of common stock outstanding in the first quarter of 2021.

See “Non-GAAP Financial Information” below.

Recent Business Highlights

•Investment in Spine BioPharma. In April 2021, Pacira announced a $3.0 million investment in Spine BioPharma in the form of a convertible note. The investment will support the advancement of Spine BioPharma’s lead candidate, Remedisc™, a first-in-class therapeutic for the treatment of degenerative disc disease. Pacira will make an additional $7.0 million investment predicated upon Spine BioPharma achieving certain prespecified milestones.

•FDA approval of EXPAREL in pediatric patients 6 years of age and older. In March 2021, the U.S. Food and Drug Administration approved the expansion of the EXPAREL label to include its use in patients 6 years of age and older for single-dose infiltration to produce postsurgical local analgesia. With this approval, EXPAREL is the first and only FDA approved long-acting local analgesic for the pediatric population as young as age six.

Financial Guidance

The company’s 2021 product sales continue to be negatively impacted by the COVID-19 pandemic, which mandated significant postponement or suspension in the scheduling of elective surgical procedures resulting from public health guidance and government directives. Elective surgery restrictions began to lift on a state-by-state basis in April 2020. In order to provide greater transparency, the company will continue to report monthly intra-quarter unaudited net product sales until it has gained enough visibility around the impacts of COVID-19. The company is also providing weekly EXPAREL utilization and elective surgery data within its investor presentation, which is accessible at investor.pacira.com.

Today’s Conference Call and Webcast Reminder
The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Tuesday, May 4, 2021, at 8:30 a.m. ET. To participate in the conference call, dial 1-877-845-0779 and provide the passcode 8238109. International callers may dial 1-720-545-0035 and use the same passcode. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.

For those unable to participate in the live call, a replay will be available at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) using the passcode 8238109. The replay of the call will be available for one week from the date of the live call. The webcast will be available on the Pacira website for approximately two weeks following the call.

Non-GAAP Financial Information
This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income, non-GAAP net income per common share, non-GAAP cost of goods sold, non-GAAP research and development (R&D) expense, non-GAAP selling, general and administrative (SG&A) expense and adjusted EBITDA, because such measures exclude acquisition-related (losses) gains, product discontinuation and other; stock-based compensation; amortization of debt discount; amortization of acquired intangible assets, loss on investment, and the tax impact of non-GAAP adjustments.

These measures supplement the company’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, R&D expense and SG&A expense outlook for 2021 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance of Pacira and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures, including adjusted EBITDA.

About Pacira BioSciences
Pacira BioSciences, Inc. (Nasdaq: PCRX) is the industry leader in its commitment to non-opioid pain management and regenerative health solutions to improve patients’ journeys along the neural pain pathway. The company’s long-acting local analgesic, EXPAREL® (bupivacaine liposome injectable suspension) was commercially launched in the United States in April 2012. EXPAREL utilizes DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. In April 2019, Pacira acquired the iovera° system, a handheld cryoanalgesia device used to deliver precise, controlled doses of cold temperature only to targeted nerves. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is indicated in patients 6 years of age and older for single-dose infiltration to produce postsurgical local analgesia, and in adults as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information for Patients

EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies in adults where EXPAREL was injected into a wound, the most common side effects were nausea, constipation, and vomiting. In studies in adults where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. In the study where EXPAREL was given to children, the most common side effects were nausea, vomiting, constipation, low blood pressure, low number of red blood cells, muscle twitching, blurred vision, itching, and rapid heartbeat. EXPAREL can cause a temporary loss of feeling and/or loss of muscle movement. How much and how long the loss of feeling and/or muscle movement depends on where and how much of EXPAREL was injected and may last for up to 5 days. EXPAREL is not recommended to be used in patients younger than 6 years old for injection into the wound, for patients younger than 18 years old for injection near a nerve, and/or in pregnant women. Tell your health care provider if you or your child has liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from the body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL can affect the nervous system and the cardiovascular system; may cause an allergic reaction; may cause damage if injected into the joints; and can cause a rare blood disorder.

About iovera°
The iovera° system is used to destroy tissue during surgical procedures by applying freezing cold. It can also be used to produce lesions in peripheral nervous tissue by the application of cold to the selected site for the blocking of pain. It is also indicated for the relief of pain and symptoms associated with osteoarthritis of the knee for up to 90 days. In one study, the majority of the patients suffering from osteoarthritis of the knee experienced pain and system relief beyond 150 days.1 The iovera° system’s “1×90” Smart Tip configuration (indicating one needle which is 90 mm long) can also facilitate target nerve location by conducting electrical nerve stimulation from a separate nerve stimulator. The iovera° system is not indicated for treatment of central nervous system tissue.

Important Safety Information
The iovera° system is contraindicated for use in patients with the following: Cryoglobulinemia; Paroxysmal cold hemoglobinuria; cold urticaria; Raynaud’s disease; open and/or infected wounds at or near the treatment line. Potential complications: As with any surgical treatment that uses needle-based therapy, there is potential for temporary site-specific reactions, including but not limited to: bruising (ecchymosis); swelling (edema); inflammation and/or redness (erythema); pain and/or tenderness; altered sensation (localized dysesthesia). Typically, these reactions resolve with no physician intervention. Patients may help the healing process by applying ice packs to the affected sites, and by taking over-the-counter analgesics.

Forward-Looking Statements
Any statements in this press release about the company’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the impact of the worldwide COVID-19 (Coronavirus) pandemic and related global economic conditions on our business and results of operations; the success of the company’s sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and the company’s ability to serve those markets; the company’s plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL; the ability to realize anticipated benefits and synergies from the acquisition of MyoScience; the ability to successfully integrate iovera° and any other future acquisitions into the company’s existing business; the commercial success of iovera°; the rate and degree of market acceptance of iovera°; the size and growth of the potential markets for iovera° and our ability to serve those markets; our plans to expand the use of iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for iovera°; the recoverability of our deferred tax assets and other factors discussed in the “Risk Factors” of the company’s most recent Annual Report on Form 10-K and in other filings that the company periodically makes with

1Radnovich, R. et al. “Cryoneurolysis to treat the pain and symptoms of knee osteoarthritis: a multicenter, randomized, double-blind, sham-controlled trial.” Osteoarthritis and Cartilage (2017) p1-10.

the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such the company anticipates that subsequent events and developments will cause its views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

###

Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Alyssa Schneider, (973) 588-2270
aschneider@coynepr.com

(Tables to Follow)

Pacira BioSciences, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$66,699	$99,957
Short-term investments	523,364	421,705
Accounts receivable, net	52,583	53,046
Inventories, net	64,606	64,650
Prepaid expenses and other current assets	12,995	12,265
Total current assets	720,247	651,623
Long-term investments	34,971	95,459
Fixed assets, net	144,822	136,688
Right-of-use assets, net	72,888	74,492
Goodwill	99,547	99,547
Intangible assets, net	94,554	96,521
Deferred tax assets	104,467	106,164
Equity investment and other assets	16,053	14,019
Total assets	$1,287,549	$1,274,513

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,110	$10,431
Accrued expenses	50,239	70,974
Lease liabilities	5,503	7,425
Convertible senior notes (1)	151,647	149,648
Contingent consideration	14,864	14,736
Income taxes payable	721	114
Total current liabilities	232,084	253,328
Convertible senior notes (2)	317,338	313,030
Lease liabilities	69,666	71,025
Contingent consideration	12,355	13,610
Other liabilities	5,288	3,832
Total stockholders’ equity	650,818	619,688
Total liabilities and stockholders’ equity	$1,287,549	$1,274,513
(1) Relates to our 2.375% convertible senior notes due 2022. These notes are classified as current at March 31, 2021 and December 31, 2020 because the note holders can convert any time on or after October 1, 2021.
(2) Relates to our 0.750% convertible senior notes due 2025 that are not currently convertible.

Pacira BioSciences, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net product sales:
EXPAREL	$114,678	$101,269
Bupivacaine liposome injectable suspension	792	1,206
Total EXPAREL / bupivacaine liposome injectable suspension net product sales	115,470	102,475
iovera°	3,268	2,270
Total net product sales	118,738	104,745
Royalty revenue	289	939
Total revenues	119,027	105,684

Operating expenses:
Cost of goods sold	31,349	29,732
Research and development	15,879	15,819
Selling, general and administrative	48,522	44,780
Amortization of acquired intangible assets	1,967	1,967
Acquisition-related loss (gains), product discontinuation and other	1,873	(3,708)
Total operating expenses	99,590	88,590
Income from operations	19,437	17,094

Other (expense) income:
Interest income	415	1,589
Interest expense	(6,971)	(6,022)
Other, net	(157)	(4,104)
Total other expense, net	(6,713)	(8,537)
Income before income taxes	12,724	8,557
Income tax expense	(2,355)	(398)
Net income	$10,369	$8,159

Net income per share:
Basic net income per common share	$0.24	$0.19
Diluted net income per common share	$0.23	$0.19
Weighted average common shares outstanding:
Basic	43,833	42,032
Diluted	45,966	42,785

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
GAAP net income	$10,369	$8,159

Non-GAAP adjustments:
Acquisition-related loss (gains), product discontinuation and other	1,873	(3,708)
Stock-based compensation	10,110	8,847
Amortization of debt discount	5,657	3,594
Amortization of acquired intangible assets	1,967	1,967
Loss on investment	108	3,971
Tax impact of non-GAAP adjustments	(5,560)	—
Total Non-GAAP adjustments	14,155	14,671

Non-GAAP net income	$24,524	$22,830

GAAP basic net income per common share	$0.24	$0.19
GAAP diluted net income per common share	$0.23	$0.19

Non-GAAP basic net income per common share	$0.56	$0.54
Non-GAAP diluted net income per common share	$0.53	$0.53

Weighted average common shares outstanding - basic	43,833	42,032
Weighted average common shares outstanding - diluted	45,966	42,785

Cost of goods sold reconciliation:
GAAP cost of goods sold	$31,349	$29,732
Stock-based compensation	(1,452)	(1,219)
Non-GAAP cost of goods sold	$29,897	$28,513

Research and development reconciliation:
GAAP research and development	$15,879	$15,819
Stock-based compensation	(1,106)	(1,186)
Non-GAAP research and development	$14,773	$14,633

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$48,522	$44,780
Stock-based compensation	(7,552)	(6,442)
Non-GAAP selling, general and administrative	$40,970	$38,338

Pacira BioSciences, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA (Non-GAAP)
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
GAAP net income	$10,369	$8,159

Interest income	(415)	(1,589)
Interest expense (1)	6,971	6,022
Income tax expense	2,355	398
Depreciation expense	2,884	2,854
Amortization of acquired intangible assets	1,967	1,967
EBITDA	24,131	17,811

Other adjustments:
Acquisition-related loss (gains), product discontinuation and other	1,873	(3,708)
Stock-based compensation	10,110	8,847
Loss on investment	108	3,971
Adjusted EBITDA (Non-GAAP)	$36,222	$26,921
(1) Includes amortization of debt discount

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) includes GAAP to non-GAAP adjustments that reflect how the Company’s management analyzes its financial results. The adjusted EBITDA figures presented here are unlikely to be comparable with adjusted EBITDA disclosures released by other companies.